Workhorse Group Reports First Quarter 2021 Results

CINCINNATI, May 10, 2021 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, today reported financial results for the first quarter ended March 31, 2021.
Release Updates and Highlights
•Produced a total of 38 C-Series vehicles year-to-date, more than doubling the number produced in comparison to the combined previous three quarters.
•Entered into a strategic development agreement with EAVX, a subsidiary of J.B. Poindexter & Co. (“JBPCO”), a leading provider of commercial vehicle body solutions, to expand Workhorse’s product line and create solutions for new customer segments.
•    Entered into a supply agreement with Coulomb Solutions, Inc. (“CSI”), the North American distributor of Contemporary Amperex Technology Co., Limited (“CATL”) Commercial Vehicle Battery Systems, to provide battery systems for the Company’s delivery vans starting in the second quarter of this year.
•    Appointed Ryan Gaul as President – Commercial Vehicles, a newly created role responsible for the Company’s commercial vehicles division, including its manufacturing facility in Union City, IN.
•    Appointed John Graber as President – Aerospace, a newly created role responsible for Workhorse’s Unmanned Aerial Systems businesses. Graber brings decades of C-level experience at public and private companies engaged in the aerospace industry, where he specialized in corporate strategy, business development and M&A.

Management Commentary
“We have had a step function improvement in production in the last month. Although we had planned to have achieved our year-to-date number of trucks produced sooner, we took the additional time to ensure that we were building top-quality vehicles for our customers while improving our production processes,” said Workhorse CEO Duane Hughes. “Bottlenecks within the global supply chain and offshore shipping delays of commodity raw materials and components as well as our initial stages of production limited our capacity to produce during the first quarter. However, our vehicle production numbers in April in comparison to the last few quarters are encouraging as are the the proactive steps we are taking to build our volumes and ensure consistent production.”

“More specifically, we’ve solidified our inspection processes for quality control, grown our production workforce significantly, bolstered our supply chain with the addition of another battery supplier in CSI/CATL, and made enhancements to our customer service processes through an improved, end-to-end approach. Though we are certainly making steady progress in improving our vehicle manufacturing throughput, we are adjusting our 2021 production estimate to 1,000 units. Our deliberate approach to growth will ensure we are well-positioned to deliver the increased volumes we expect in 2022 and beyond.”

Additional First Quarter 2021 and Recent Operational Highlights
•May: Announced a multi-year sponsorship of Major League Soccer’s FC Cincinnati state-of-the-art stadium. As an Official Partner of FC Cincinnati, Workhorse receives naming rights for a stadium landmark – the ‘Workhorse Gate’ – located on the north end of the stadium, which will be one of four main entrances to the facility. The partnership will also include ‘Workhorse Charging Stations’ for electric vehicles parking in the East Parking Garage throughout the year.
•February: Launched Purpose Built National Campaign Event with Pritchard Companies featuring the C-1000 all-electric truck on Super Bowl weekend in Tampa, Florida. The event was designed to highlight the value of electric vehicle (“EVs”) and educate the broader market on the benefits of going EV.
•January: Appointed former Ryder System Inc. Senior Director of Advanced Vehicle Technology & Energy Products Chris Nordh as VP of Commercial Development, a newly created role responsible for Workhorse’s sales and support infrastructure.

First Quarter 2021 Financial Results
Sales for the first quarter of 2021 were recorded at approximately $521,000 compared to approximately $84,000 in the first quarter of 2020. The increase in sales was primarily related to an increase in trucks delivered. There were a total of six trucks delivered in the first quarter.

Cost of goods sold increased to $6.2 million from $1.7 million in the same period last year. The increase in cost of goods sold was primarily related to an increase in the volume of trucks shipped as well as an increase in employee costs.

Selling, general and administrative (“SG&A”) expenses increased to $6.9 million from $5.6 million in the same period last year. The increase in SG&A expenses was primarily attributable to an increase in employee and consulting costs.

Research and development (“R&D”) expenses increased to $3.9 million compared to $1.9 million in the same period last year. The increase in R&D expenses was primarily related to an increase in employee costs, the finalization of the design of the C-Series electric delivery truck and continued development of the HorseFly delivery drone.

Other loss increased to $136.6 million from other income of approximately $865,000 in the same period last year. The loss was primarily related to the reduction in fair value of the Company’s investment in Lordstown Motor Corporation (Nasdaq: RIDE). This loss is non-cash and is determined by the stock price of RIDE as of March 31, 2021, which was $11.77 at the time of closing.

Interest income, net increased to $14.9 million, compared to $13.0 million in the same period last year. The increase in interest income was primarily related to non-cash fair value adjustments related to our convertible notes outstanding during these periods.

Net loss was $120.5 million, compared to net income of $4.8 million in the same period last year. Excluding non-cash adjustments, operating loss for the first quarter of 2021 was $16.5 million, compared to $9.1 million in the same period last year.

As of March 31, the Company had approximately $205.1 million in cash.

Conference Call
Workhorse management will hold a conference call today (May 10, 2021) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results.

Workhorse management will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 4:00 p.m. Eastern time on the same day through May 17, 2021.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415
Replay ID: 13719215

About Workhorse Group Inc.
Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements
This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Mike Dektas

Creative Storm PR
513-266-3590
mike@creativestorm.com

Prosek Partners
Pro-Workhorse@Prosek.com

Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com

Workhorse Group Inc.
Condensed Consolidated Statements of Operations
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Workhorse Group Inc.
Condensed Consolidated Balance Sheets
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